Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Energy Future Holdings Corp.

Prices Private Placement of 10.0% Senior Secured Notes

DALLAS – January 7, 2010 –Energy Future Holdings Corp. (“EFH Corp.”) announced today that it has priced a private offering of $500 million principal amount of 10.0% senior secured notes due 2020 (the “Notes”). The offering is expected to close on or about January 12, 2010, subject to customary closing conditions. EFH Corp. intends to use the net proceeds from the offering for general or other corporate purposes, which may include, without limitation, working capital needs, investment in business initiatives, capital expenditures and prepayment or repurchase of outstanding indebtedness of EFH Corp. and/or its subsidiaries.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The securities will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. This notice is being issued pursuant to Rule 135c under the Securities Act.

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About EFH Corp.

EFH Corp. is a Dallas-based energy holding company, with a portfolio of competitive and regulated energy subsidiaries, primarily in Texas, including TXU Energy, Luminant and Oncor. TXU Energy is a competitive retailer that provides electricity and related services to more than 2 million electricity customers in Texas. Luminant is a competitive power generation business, including mining, wholesale marketing and trading, construction and development operations. Luminant has over 17,500 MW of generation in Texas, including 2,300 MW fueled by nuclear power and 7,200 MW fueled by coal. An additional 800 MW of coal-fueled generation capacity is under construction and expected to begin commercial operation in 2010. Luminant is also the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. Oncor is a regulated electric distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 102,000 miles of distribution and 14,000 miles of transmission lines. While Oncor is a subsidiary of EFH Corp., Oncor reports to a separate and independent board.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this press release that address activities, events or developments that EFH Corp. expects or anticipates to occur in the future, including the private placement of senior secured notes (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although EFH Corp. believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s reports filed with the SEC (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

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Investor Relations:		Corporate Communications:
Bill Huber 214.812.2480	Tim Hogan 214.812.4641	Lisa Singleton 214.812.5049

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